Exhibit 10.73.1
LEASE MODIFICATION AGREEMENT
THIS LEASE MODIFICATION AGREEMENT dated for reference the 15th day of September, 2005. In Pursuance of the Land Transfer Form Act, Part 2
BETWEEN:
855 HOMER STREET INC.
1100 – 505 Burrard Street
Vancouver, B.C.
V7X 1M5)
(the “Landlord”)
AND:
BUSINESS OBJECTS CORP.
840 Cambie Street
Vancouver, B.C.
V6B 4J2
(the “Tenant”)
AND:
BUSINESS OBJECTS AMERICAS
3030 Orchard Parkway
San Jose, California
U.S.A. 95134
(the “Indemnifier”)
WHEREAS:
A.	By a lease (“Lease”) dated December 23, 2004 between the Landlord and the Tenant, the Tenant leased premises on lands legally described as:
Parcel Identifier: 017-524-695
Strata Lot 2, District Lot 541, Strata Plan LMS156,
together with an interest in the common property to the unit entitlement of the strata lot as shown on Form 1
(the “Lands”).
B.	The Lease commenced on May 1, 2005, and the initial term of the Lease terminates on April 30, 2015.

C.	The Landlord and the Tenant have agreed to modify and extend the Lease to include additional premises on the terms and conditions set forth in this agreement (the “Agreement”).

D.	The Indemnifier is a party to the Lease and has consented to the modification and extension of the Lease on the terms set out in this Agreement.
NOW THEREFORE in consideration of the sum of $10.00 paid by each party to each of the other parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the Landlord and the Tenant covenant and agree that:
1.	DEFINITIONS

In this Agreement:
(a)	“Additional Minimum Rental” means the minimum rent for the Additional Premises, specified in clause 4.

(b)	“Additional Premises” means that area adjacent to the Original Leased Premises shown cross-hatched on the plan attached as Schedule “A” hereto, consisting of the Additional Premises Area;

(c)	“Additional Premises Area” means 22,181 square feet of rentable area on the third floor of the Building, subject to measurement pursuant to section 3.2 of the Lease;

(d)	“Additional Premises Term” means the period commencing on the Effective Date and terminating April 30, 2015, as such term may be renewed pursuant to the Lease;

(e)	“Effective Date” means February 1, 2006;

(f)	“Fixturing Period” means January 1, 2006 to January 31, 2006;

(g)	“Lease” means the Lease referred to in Recital A above, and from and after the Effective Date means the Lease as modified and extended by this Agreement;

(h)	“Original Leased Premises” means the premises demised to the Tenant under the Lease;
and other words which are capitalized herein will have the meanings given to them in the Lease, or in this Agreement if defined in this Agreement.
2.	DEMISE

The Landlord hereby demises and leases to the Tenant, and the Tenant hereby leases and takes from the Landlord, the Additional Premises for the Additional Premises Term.

3.	EXTENSION
(a)	From and after the Effective Date, the Lease will be extended and modified to include the Additional Premises for the Additional Premises Term as set out in this Agreement and, except for the payment of Minimum Rental for the Additional Premises, all provisions of the Lease will apply to the Additional Premises as they do to the Original Leased Premises, and all references in the Lease to “Premises” will include the Original Leased Premises and the Additional Premises.

(b)	For the purposes of any right of renewal contained in the Lease, including the determination of the rental rate during any such renewal term, the Original Leased

Premises and the Additional Premises shall be considered as one premises and any right of renewal exercised by the Tenant must be exercised with respect to both the Original Leased Premises and the Additional Premises.
4.	MINIMUM RENTAL

The Tenant will pay to the Landlord, during the Additional Premises Term, additional Minimum Rental (“Additional Minimum Rental”) for the Additional Premises, monthly in advance on the first day of each calendar month, from the Effective Date to and including April 1, 2015 the sum of $16.00 per square foot of Additional Premises Area per annum. Additional Minimum Rental will be treated for all purposes under the Lease as Minimum Rental, for the Additional Premises during the Additional Premises Term and any renewal thereof in accordance with the Lease and this Agreement.

5.	TENANT IMPROVEMENTS

The Tenant, at its cost, will be responsible for all work required to fixture the Additional Premises for the Tenant’s intended use. Provided that prior to installing any such improvements or fixtures the Tenant shall have received approval of the same in writing from the Landlord, such approval not to be unreasonably refused by the Landlord.

6.	FIXTURING PERIOD

The Tenant shall have possession of the Leased Premises for the Fixturing Period for the purpose of fixturing the Additional Premises. Notwithstanding any other provision of this Agreement and the Lease, the Tenant shall not be required to pay any Rental for the Additional Premises during the Fixturing Period. In the event the Tenant completes its fixturing of the Additional Premises prior to the end of the Fixturing Period, the Tenant may occupy and open for business in the Additional Premises prior to the Effective Date, but the Tenant’s obligation to pay Rental for the Additional Premises shall not begin until the Effective Date. Except with respect to the payment of Rental for the Additional Premises during the Fixturing Period, the Tenant shall be bound by all terms and conditions of this Agreement and the Lease during the Fixturing Period.

7.	DEMOLITION ALLOWANCE

Subject to the provisions of this section 7, the Landlord shall pay to the Tenant an allowance (the “Additional Premises Demolition Allowance”) calculated on the basis of $2.00 per square foot of the actual useable area of the Additional Premises Area (currently estimated at $44,362.00) on the basis of the Landlord’s representation that this area has been calculated in accordance with BOMA, and provided the Landlord delivers to the Tenant surveyed plans showing this calculation in accordance with BOMA. It is expressly understood and agreed that the Additional Premises Demolition Allowance is to be paid for the purpose of reimbursing the Tenant for demolition work to be carried out by the Tenant on the Additional Premises (the “Additional Premises Demolition Work”). Provided the Tenant is not then in breach of the Lease and this Agreement, and further provided that the Tenant is occupying all of the fourth and fifth floors of the Building, the Additional Premises Demolition Allowance shall be paid by the Landlord after the last to occur of the following:
(a)	the receipt by the Landlord from the Tenant of a statutory declaration executed no less than sixty (60) days after completion of the Additional Premises Demolition Work, stating that there are not claims of builders’ lien or other liens or encumbrances affecting the Additional Premises with respect to work, services, materials and equipment relating to the Additional Premises, and that the Tenant’s designers, contractors, subcontractors, works, and suppliers of materials and equipment have been paid in full for all work and services performed and materials and equipment supplied by them on or to the Additional Premises;

(b)	receipt by the Landlord of a copy of this Agreement duly executed by the Tenant; and

(c)	receipt by the Landlord of a written notice requesting payment of the Additional Premises Demolition Allowance.
The Landlord agrees that any portion of the Additional Premises Demolition Allowance not applied by the Tenant to reimbursement of the Additional Premises Demolition Work may be used by the Tenant as a credit against the Rental owing.
8.	TENANT IMPROVEMENT ALLOWANCE

Subject to the provisions of this section 8, the Landlord shall pay to the Tenant an allowance (the “Additional Premises Tenant Improvement Allowance”) calculated on the basis of $25.00 per square foot of the Additional Premises Area. It is expressly understood and agreed that the Additional Premises Tenant Improvement Allowance is to be paid for the purpose of reimbursing the Tenant for a portion of its out of pocket expenses in completing the Tenant’s Work in the Additional Premises and fully equipping the Additional Premises with all trade equipment, lighting fixtures, furniture and operating equipment, installing appropriate signage and moving into the Additional Premises. Provided the Tenant is not then in material breach of this Agreement, the Additional Premises Tenant Improvement Allowance shall be paid by the Landlord on a monthly draw basis to the Tenant upon receipt by the Landlord of a statutory declaration stating that there are no claims of builders’ lien or other liens or encumbrances affecting the Additional Premises with respect to work, services, materials and equipment relating to the Additional Premises, and that the Tenant’s designers, contractors, subcontractors, works, and suppliers of materials and equipment have been paid in full for all work and services performed and materials and equipment supplied by them on or to the Additional Premises. Notwithstanding the foregoing, the Landlord shall not be obligated to pay the Additional Premises Tenant Improvement Allowance until the Tenant has executed and delivered a copy of this Agreement. The Landlord shall be permitted to set off and deduct from the Additional Tenant Improvement Allowance any outstanding amounts owing by the Tenant to the Landlord pursuant to the Lease or this Agreement, provided that the Tenant is first given forty eight (48) hours notice with respect to such outstanding amounts in order to remedy such breach.

9.	CONTINUING EFFECT

This Agreement as and from the date hereof will be read and construed along with the Lease and treated as a part thereof; and the Lease, as hereby modified and extended, will continue to be of full force and effect; and the Landlord and Tenant confirm and ratify the Lease as hereby modified and extended.

10.	ENUREMENT

This Agreement will enure to the benefit of and be binding upon each of the Landlord and the Tenant and their respective successors and permitted assigns.
IN WITNESS WHEREOF the Landlord, the Tenant and the Indemnifier have executed this Agreement as of the date first above written.

855 HOMER STREET INC.			(LANDLORD)

Per:	/s/ Suki Sekhon

Authorized Signatory
	Print Name:	Suki Sekhon

BUSINESS OBJECTS CORP.			(TENANT)

Per:	/s/ Susan J. Wolfe

Authorized Signatory
	Print Name:	/s/ Susan J. Wolfe

BUSINESS OBJECTS AMERICAS			(INDEMNIFIER)

Per:	/s/ Susan J. Wolfe

Authorized Signatory
	Print Name:	/s/ Susan J. Wolfe

SCHEDULE “A”
PLAN OF ADDITIONAL PREMISES AREA
[cross-hatch Additional Premises Area]